                                   Exhibit 11

                 Schedule of Computations of Per Share Earnings



                                                                Three Months Ending
                                                                  March 31, 1997

                                     PRIMARY
Net income for primary earnings per common share                   $ 1,344,667
                                                                   ===========



Weighted average number of common shares outstanding                 9,433,799
Add: common share equivalents (determined using
   the "treasury stock" method) representing shares issuable
   upon exercise of employee stock options                             122,961
Add: common share equivalents (determined using
   the "treasury stock" method) representing shares issuable
   upon conversion of limited partnership units                        374,775
                                                                   -----------
Weighted average number of shares used in calculation
of primary earnings per share                                        9,931,535
                                                                   ===========


Primary earnings per share                                         $      0.14
                                                                   ===========

                                  FULLY DILUTED

Net income attributable to common stock                            $ 1,344,667
Add: minority interests attributed to limited
   partnership units assuming conversion of such units
   (estimate)                                                          200,000
                                                                   -----------
Net income fully diluted earnings per share                        $ 1,544,667
                                                                   ===========


Weighted average number of shares used in calculation
   of primary earnings per share                                     9,931,535
Add incremental shares representing:
Shares issuable upon conversion of limited partnership
   units not in primary earnings per share calculation               2,035,226
Weighted average number of shares used in calculation

   of fully diluted earnings per share                              11,966,761
                                                                   ===========



Fully diluted earnings per share                                   $      0.13
                                                                   ===========
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